Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of Emisphere Technologies, Inc., dated as of October 3, 2005, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: October 6, 2005	MHR CAPITAL PARTNERS (500) LP
	By:	MHR Advisors LLC,
its General Partner

By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MHR ADVISORS LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MARK H. RACHESKY, M.D.
By:	/s/ Mark H. Rachesky